Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Corporate Income Fund-- Intermediate Term Series--44, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49503 of our opinion dated July 15, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 13, 1997